                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

           Preliminary Information Statement
-----
           Confidential, for Use of the Commission Only (as permitted by rule 14c-5(d)(2))
-----
  X        Definitive Information Statement
-----

                              CEC PROPERTIES, INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Check the appropriate box:

  X        No fee required
-----
           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
-----

1)       Title of each class of securities to which transaction applies:
                                                        N/A
                                                        ---

2)       Aggregate number of securities to which transaction applies:
                                                        N/A
                                                        ---

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                        N/A
                                                        ---

4)       Proposed maximum aggregate vale of transaction:
                                                        N/A
                                                        ---

5)       Total fee paid:
                                                        N/A
                                                        ---

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

------------------------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

         3)       Filing Party:
                                                    Registrant
                                                    ----------

         4)       Date Filed: September 27, 1999

                              CEC PROPERTIES, INC.
                        1500 W. BALBOA AVENUE, SUITE 201
                         NEWPORT BEACH, CALIFORNIA 92663




                               September 28, 1999



To the Stockholders of CEC Properties, Inc.:

         As you may be aware, since November 1, 1997, CEC Properties, Inc. ("CEC") has changed the focus of its business to development and management of golf courses and related activities. In connection with that change the Board of Directors of CEC and its largest stockholders (who are also directors) have elected to effect a quasi-reorganization which will readjust the CEC capital accounts so as to eliminate the historical deficit in retained earnings.

         Enclosed is an Information Statement that contains information regarding the quasi- reorganization. The Information Statement is being provided for your information only. CEC is not soliciting your vote with respect to the matters discussed therein.



                                                            CEC PROPERTIES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



                              CEC PROPERTIES, INC.
                        1500 W. BALBOA AVENUE, SUITE 201
                         NEWPORT BEACH, CALIFORNIA 92663

                    -----------------------------------------

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934,
                      AS AMENDED, AND RULE 14c-2 THEREUNDER
                    -----------------------------------------


CEC PROPERTIES, INC.("CEC") pursuant to the approval of its Board of Directors and the written consent of its majority stockholders (who are also directors) approved a readjustment to its capital accounts pursuant to an accounting technique known as a quasi-reorganization eliminating the deficit in its retained earnings and reducing its contributed capital in a like amount.

The accounting change is designed to more accurately reflect the significant change to the CEC business which occurred November 1, 1997.

As required by the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and the regulations promulgated thereunder, this Information Statement is being furnished to stockholders of CEC in connection with the quasi-reorganization.

The approximate date on which this Information Statement is first being sent to stockholders is September 28, 1999.

                                  VOTING RIGHTS

The Common Stock is the only outstanding class of voting securities of CEC. Each holder of Common Stock is entitled to one vote for each share registered in such holder's name for the election of directors and other matters subject to the vote of the stockholders of CEC. As of July 31, 1999, CEC had outstanding 15,161,011 shares of Common Stock held by approximately 4,500 holders of record and outstanding shares of convertible preferred stock which are convertible into an additional 302,730 shares of Common Stock.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth the beneficial ownership, reported to CEC as of July 31, 1999, by each stockholder owning more than 5% of the outstanding shares of Common Stock, each current director and each current executive officer, and all current directors and executive officers as a group. Unless otherwise indicated, each such person has the sole power to vote and dispose of the shares shown as beneficially owned by such person, subject to community property laws where applicable.


                                            NUMBER OF SHARES                    PERCENT OF COMMON
NAME/ADDRESS                                BENEFICIALLY OWNED (1)                  STOCK (2)

Paul Balalis                                        7,106,996 (3)                      46.8%
1500 W. Balboa
Newport Beach, CA 92663

Balalis Corporation                                 2,378,544 (4)                      15.7%
1500 W. Balboa
Newport Beach, CA 92663

Charles Packard                                       150,000                           1.0%
24 Charlotte
Irvine, CA

Frank Barbaro                                          27,402                           (5)
31285 Camel Point
Laguna Beach, CA

Frederick Meyer                                        49,600 (6)                       (5)
1300 East Green Street
Pasadena, CA

Sanford Feld                                          274,000                           (5)
66 Lake Road
Far Hills, NJ 07931

Donald Norbury                                        310,000                           2.0%
1500 W. Balboa
Newport Beach, CA  92663

Thomas Quinn                                           85,000 (7)                       (5)
1500 W. Balboa
Newport Beach, CA  92663

W. Samuel Gunderson                                   445,440 (8)                       2.9%
4409 South Rural Road
Tempe, AZ  85282

Milton Abell                                           75,000                           (5)
510 Powder Spring Street
Marietta, GA  30064

All officers and directors as                       8,460,938                          55.8%
group (nine persons)

----------------

(1) For purposes of the above table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such persons or group has the "right to acquire within 60 days after such date; and, for purposes of computing the percentage of outstanding shares held by each person or group on a given date, such shares are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(2) Includes 246,400 shares outstanding assuming conversion of outstanding preferred stock.

(3)      Includes 2,378,544 shares owned by the Balalis Corporation.

(4)      Also included with shares owned by Mr. Balalis.

(5)      Less than one percent.

(6) Includes 25,000 shares subject to a five year option expiring in 2002, exercisable at $.40 per share.

(7) Includes 50,000 shares subject to a five year option expiring in 2002, exercisable at $.40 per share and 25,000 shares held in spouse's IRA.

(8) Includes 336,000 shares subject to an earnings formula based upon the earnings of a CEC subsidiary.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act, and the rules and regulations promulgated thereunder, require CEC's officers and directors, and persons who own more than 10% of a registered class of CEC's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish CEC with copies of all forms that are filed with SEC.

Based solely on CEC's review of the copies of such forms it has received, there was compliance during fiscal 1998 with all Section 16(a) filing requirements applicable to CEC's officers, directors and greater than 10% stockholders with the following exception: Milton Abell failed to timely report his acquisition of 75,000 shares in connection with the sale of Classic Golf in October 1997, Frank Barbaro failed to timely report an acquisition of 1502 shares in April 1997, Frederick Meyer failed to timely report his acquisition of 14,600 shares acquired in 1998 and Thomas Quinn failed to timely report his initial acquisition of 35,000 shares. All reports covering such shares were filed.

           COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

CEC does not maintain a compensation committee of the Board of Directors, but rather the entire Board makes all decisions regarding executive officer compensation. None of the executive officers of CEC has served on the Board of Directors or the compensation committee of any other entity, any of whose officers serve on the Board of Directors of CEC.

                             THE BOARD OF DIRECTORS

The business of CEC is managed by or under the direction of the Board of Directors. During fiscal 1998, the Board of Directors met one time and took action by unanimous written consent on one occasion. Each director who served during fiscal 1998 attended all of the meetings of the Board held during such fiscal year. Directors of CEC are elected to serve in such capacities until the next annual meeting of the stockholders and until their successors are duly elected and qualified. There are no standing committees of the Board of Directors.

                                              Principal Occupation for Past 5 Years, Certain
Name of Director                              Other Directorships & Age                                       Director Since
----------------                              ----------------------------------------------                  --------------

Paul Balalis                                  Chairman of the Board, President and Chief                           1995
                                              Executive Officer; 60

Frank P. Barbaro                              Attorney; 55                                                         1995

Sanford Feld                                  President of Leafland Associates, engaged in                         1997
                                              syndication, development, management, acquisition,
                                              financing and sales of multi-family, commercial and
                                              industrial real estate.  Mr. Feld also serves on the
                                              board of directors of Flavor and Food Ingredients,
                                              Inc., Stratus Corporation and Specialty Mortgage
                                              Corp. of Albuquerque, New Mexico; 70

Frederick Meyer                               Consultant and previously president of Southern                      1997
                                              California Healthcare Systems.  Mr. Meyer serves
                                              on the board of directors of Blue Cross of California,
                                              PrimeHealth of Southern California and Cohr, Inc.;
                                              59

Charles Packard                               Executive vice president and chief financial officer                 1995
                                              of Arnel & Affiliates, a property management
                                              company.  Mr. Packard serves on the board of
                                              directors of Kaiser Resources, Inc.; 55

                            EXECUTIVE OFFICERS OF CEC

The following persons serve as officers of CEC. No person, other than the directors of CEC, acting solely in that capacity, is responsible for the naming of an officer.


                                                                                                         Year First
Name                                          Office and Age                                         Appointed to Office
----                                          --------------                                         -------------------

Paul Balalis                                  President and Chief Executive Officer;                        1995
                                              60

Donald Norbury                                Vice President, Secretary and Chief                           1995
                                              Financial Officer, 63

Thomas Quinn                                  Vice President, Operations, 57                                1997

Milton Abell                                  Vice President and President of Classic                       1997
                                              Golf, 47

W. Samuel Gunderson                           Vice President and President of First                         1998
                                              Golf Corporation, 41


                       COMPENSATION OF EXECUTIVE OFFICERS

The following information is furnished on an accrual basis as to compensation paid by CEC during the two fiscal years ended October 31, 1998, to CEC's president and chief executive officer. No other executive officer during such periods received compensation which exceeded $100,000, on an annualized basis.


                                                                                                      Other Annual
Name and Principal Position                         Year            Salary           Bonus            Compensation
---------------------------                         ----            ------           -----            ------------

Paul Balalis                                          1998            -                -                    -
President, Chief Executive Officer and                1997          $6,000             -                    -
Chairman of the Board


EMPLOYMENT CONTRACTS

         In connection with the acquisition of the CEC subsidiary Classic Golf Management, Inc. ("Classic Golf"), Classic Golf entered into a five-year employment agreement expiring in 2002 with Milton Abell whereby he serves as president of Classic Golf and receives base annual compensation of $80,000 and an annual stock option bonus based upon the performance of Classic Golf.

         In connection with the acquisition of the assets for the CEC subsidiary, First Golf Corporation, the subsidiary entered into a five year employment agreement expiring in 2003 with W. Samuel Gunderson whereby he serves as president of the subsidiary and receives base annual compensation of $168,000 and an annual bonus of cash or stock options, at CEC's option, based upon the performance of the subsidiary.

INFORMATION CONCERNING STOCK OPTIONS

         As of July 31, 1999, CEC had not adopted any stock option or any other form of incentive plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         LOAN. In the fiscal year ended October 31, 1997, Paul L. Balalis and the Balalis Corporation advanced funds to CEC, aggregating $118,600. The principal amount bears interest at rates ranging between 8% and 10%. The 1997 advances when aggregated with previous advances by Mr. Balalis utilized by CEC for general working capital as well as in connection with its acquisition of Classic Golf totaled $204,375 as of October 31, 1997. $115,000 of the obligation was paid off in fiscal 1998 with the balance of $89,367 due by October 31, 1999. Additionally, Mr. Balalis has personally guaranteed CEC's obligations in connection with the purchase of Classic Golf and has guaranteed a $30,000 CEC line of credit.

         TRANSFER OF CLASSIC GOLF AND RELATED MATTERS. In connection with the acquisition of Classic Golf and related assets CEC's subsidiary entered into a five year employment agreement with the president of the subsidiary providing for compensation of $80,000 per year. Mr. Balalis personally guaranteed payment.

                       ADOPTION OF A QUASI-REORGANIZATION

         Subsequent to October 31, 1997, the nature of the business of CEC changed significantly. Prior to that date CEC had been engaged in various lines of business under various names, none of which was in any way connected with the business of CEC subsequent to October 31, 1997. In fact, for many years prior to November 1, 1997, CEC was dormant, with neither assets nor liabilities. At October 31, 1998, CEC had an accumulated deficit of $23,665,217, largely due to activities prior to the advent of the CEC line of business which commenced in November, 1997. Since November 1, 1997, CEC has embarked on a totally new line of business which has no relationship to the activities of CEC prior to that date. As a result, the Board of Directors and a majority of the stockholders, who are also directors, believe it is in keeping with the changed corporation that the historical accumulated deficit be removed.

         A company with a deficit retained earnings is permitted, with the prior approval of a majority of its shares, to readjust its capital accounts pursuant to an accounting technique known as a quasi- reorganization, eliminating the deficit in its retained earnings and reducing its contributed capital in a like amount.

         The quasi-reorganization, effected as of October 31, 1998, eliminates the accumulated deficit as of October 31, 1998, of $23,665,217, thereby reducing the contributed capital by the amount of the deficit to $158,535. The amount of total stockholders equity remains unchanged at $136,742, however, the surplus is reduced to $158,535. The stockholders' equity section of the CEC fiscal statements is thus restated.

         The following shows the stockholders' equity section (omitting footnotes) as of October 31, 1998, and as adjusted for the quasi-reorganization.

                                                                                                 Adjusted for
                                                                                                       Quasi-
                                                                      October 31, 1998         Reorganization
                                                                      ----------------         --------------
Stockholders' Equity:

         Preferred stock $0.90 par value; 2,000,000 shares              $   706,232              $   706,232
         authorized, 1,005,000 shares issued and
         outstanding in 1998 (liquidation preference
         $1,005,000)

         Common stock, $0.01 par value; 30,000,000 shares                   136,742                  136,742
         authorized, 13,674,198 shares issued and
         outstanding in 1998

         Additional paid-in capital                                      23,823,752                  158,535

         Accumulated deficit                                            (23,665,217)                     -0-
                                                                        ------------             ------------

                  Total Stockholders' Equity                              1,001,509                1,001,509
                                                                        ============             ============

         The accounting rules of the SEC require that for a period of a least 10 years subsequent to the effective date of a quasi-reorganization, any description of retained earnings shall indicate the point in time from which the new retained earnings dates and for a period of at least three years shall indicate, on the face of the balance sheet, the total amount of the deficit eliminated.

No Vote Required
----------------

         The purpose of this Statement is to provide information. The Board of Directors and a majority of the stockholders have already approved the quasi-reorganization and it is expected to become effective before the end of the current fiscal year, October 31, 1999.

SIGNATURES
----------

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                       September 27, 1999

                                                    CEC Properties, Inc.

                                                    By:/S/ Paul Balalis
                                                       -------------------------
                                                       Paul Balalis
                                                       President


                                                    By:/S/ Don Norbury
                                                       -------------------------
                                                       Don Norbury
                                                       Chief Financial Officer